UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 13, 2015

Date of report (Date of earliest event reported)

EXELON CORPORATION

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	1-16169	23-2990190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 South Dearborn Street

P.O. Box 805379

Chicago Illinois 60680-5379

(Address of Principal Executive Offices, including Zip Code)

(800) 483-3220

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 16, 2015, Exelon Corporation (the “Company”) announced that it has elected to extend the deadline, which was previously set at 5:00 p.m., New York City time, on November 13, 2015, of the early tender date, in its private offer to certain eligible holders to exchange (i) new 3.950% notes due 2025 (the “new 2025 notes”) for any and all of its outstanding 3.950% notes due 2025 (the “outstanding 2025 notes”); (ii) new 4.950% notes due 2035 (the “new 2035 notes”) for any and all of its outstanding 4.950% notes due 2035 (the “outstanding 2035 notes”); and (iii) new 5.100% notes due 2045 (together with the new 2025 notes and the new 2035 notes, the “new notes”) for any and all of its outstanding 5.100% notes due 2045 (the “outstanding 2045 notes” and, together with the outstanding 2025 notes and the outstanding 2035 notes, the “outstanding notes”) (the “Exchange Offer”), for such holders to receive the applicable total exchange consideration. Holders of outstanding notes who validly tender their outstanding notes on or prior to 11:59 p.m., New York City time, on November 30, 2015, unless extended (the “Expiration Date”), are now entitled to receive the total exchange consideration. The Company also announced that the minimum participation condition for each of the three series of notes has been satisfied.

The terms and conditions of the Exchange Offer are set forth in a confidential offering memorandum dated October 29, 2015 (the “Offering Memorandum”), and related letter of transmittal.

The Exchange Offer will expire at 11:59 p.m., New York City time, on the Expiration Date.

The settlement date for the Exchange Offer is expected to occur promptly after the Expiration Date, subject to extension as set forth in the Offering Memorandum.

A copy of the press release announcing the extension of the Exchange Offer deadline and the satisfaction of the minimum participation condition is attached hereto and incorporated by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Exelon on November 16, 2015 announcing the extension of the deadline of the early tender date and satisfaction of minimum participation condition of the Exchange Offer.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include: (a) those factors discussed in the following sections of Exelon’s Annual Report on Form 10-K for the year ended December 31, 2014: (1) ITEM 1A. Risk Factors, (2) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (3) ITEM 8. Financial Statements and Supplementary Data: Note 22; (b) those factors discussed in the following sections of Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015: (1) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, (2) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (3) Part II, Other Information, ITEM 1A. Risk Factors; (c) those factors discussed in the following sections of Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015: (1) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, (2) Part I, Financial Information, ITEM 1. Financial Statements: Note 19 and (3) Part II, Other Information, ITEM 1A. Risk Factors; (d) those factors discussed in the following sections of Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015: (1) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, (2) Part I, Financial Information, ITEM 1. Financial Statements: Note 19 and (3) Part II, Other Information, ITEM 1A. Risk Factors; and (e) other factors discussed in other filings with the SEC by Exelon. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Exelon does not undertake any obligation to publically release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report. New factors emerge from time to time, and it is not possible for Exelon to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015	EXELON CORPORATION

/s/ Jonathan W. Thayer
Name: Jonathan W. Thayer
Title: Senior Executive Vice President and Chief Financial Officer Exelon Corporation

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Exelon on November 16, 2015 announcing the extension of the deadline of the early tender date and satisfaction of minimum participation condition of the Exchange Offer.